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                                                                   EXHIBIT 3(ii)
                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


    AU 'N AG, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

    FIRST: That at a meeting of the Board of Directors of AU 'N AG, INC., a resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST"so that, as amended said Article shall be and read as follows:

           "FIRST: The name of the corporation is INTERUNION FINANCIAL CORPORATION."


    SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting of the necessary number of shares as required by statute were voted in favor the amendment.

    THIRD: That said amendment as duly adopted is in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

    IT WITNESS WHEREOF, said AU 'N AG, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Georges Benarroch, its President and John J. Illidge, its Secretary, this 11th day of April, 1994.



  /s/ John J. Illidge                              /s/  Georges Benarroch
  ------------------------------                   ---------------------------
      John J. Illidge                                   Georges Benarroch
      Secretary                                         President






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